Exhibit 99.2

FINGER MOTION COMPANY LIMITED

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Page

Unaudited Condensed Balance Sheet as of May 31, 2017	F-1

Unaudited Condensed Statements of Operations for the three months ended May 31, 2017	F-2

Unaudited Condensed Statements of Cash Flows for the three months ended May 31, 2017	F-3

Notes to Unaudited Condensed Financial Statements	F-4 - F-9

FINGER MOTION COMPANY LIMITED

Unaudited Condensed Balance Sheet

	May 31,	February 28,
	2017	2017
	(Unaudited)
ASSETS
Current assets
Accounts receivables	$66,876	$54,793
Prepayment	40,000	-
Amount due from a shareholder	2,493	4,389
Cash and cash equivalents	557	13,346
Total current assets	109,926	72,528
Total assets	$109,926	$72,528

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payables	159,080	131,580
Accrual and other payables	90,478	97,695
Amount due to a shareholder	69,491	-
Amount due to a director	-	1,646
Total current liabilities	319,049	230,921
Total liabilities	319,049	230,921

Stockholders’ deficit
Paid-in capital	129	-
Accumulated deficit	(209,252)	(158,393)
Total stockholder’s deficit	(209,123)	(158,393)
Total liabilities and stockholders’ deficit	$109,926	$72,528

FINGER MOTION COMPANY LIMITED
Unaudited Condensed Statement of Operations

	For the three months ended May 31, 2017	For the period from April 6, 2016 (Inception) to May 31, 2016
	(Unaudited)	(Unaudited)

Service revenue	$13,432	$22,253
Cost of service	(7,066)	(17,022)
Gross profit	6,366	5,231

Operating expenses	(57,225)	(26,689)
Loss from operations	(50,859)	(21,458)

Income tax expense	-	-
Net loss	$(50,859)	$(21,458)

FINGER MOTION COMPANY LIMITED
Unaudited Condensed Statement of Cash Flows

	For the three months ended May 31, 2017	For the period from April 6, 2016 (Inception) to May 31, 2016
	(Unaudited)	(Unaudited)
Cash flows from operations:
Loss from operations	$(50,859)	$(21,458)
Changes in operating assets and liabilities:
Accounts receivables	(12,083)	(22,253)
Prepayment	(40,000)	-
Amount due from a shareholder	73,880	1,043
Accounts payables	27,500	39,540
Accrual and other payables	(7,217)	1,482
Amount due to a director	(4,139)	1,646
Net cash provided by operations	(12,918)	-
Cash flows from investment activities:
Net cash provided by investment activities	-	-
Cash flows from financing activities:
Proceeds from stock issuance	129	-
Net cash provided by financing activities	129	-

Net decreased in cash and cash equivalents	(12,789)	-
Cash and cash equivalents, beginning of period	13,346	-
Cash and cash equivalents, end of period	$557	$-

Supplemental cash flow disclosure:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

FINGER MOTION COMPANY LIMITED

MAY 31, 2017

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

Finger Motion Company Limited (the "Company") was incorporated in Hong Kong on April 6, 2016. The Company an information technology company which specialized in operating and publishing mobile game.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

CERTAIN RISKS AND UNCERTAINTIES

The Company relies on cloud based hosting to host its games through a global accredited hosting provider. The Company believes that the risk of disruptions or termination is very low and their providers have their backup plans to ensure the uptime can be maintained. However, if the downtime or termination has happened, the Company believes that there will be alternative sources available and the migration of data can be easily executed to minimize the loss so would not adversely affect the operating results.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF RISK

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

PREPAYMENTS

Prepayments represent amounts advanced to service providers. The service providers usually require advance payments or deposits when the Company orders service and the prepayments and deposits will be utilized to offset the Company’s future payments.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

REVENUE RECOGNITION

The Company generates revenues from operating and publishing mobile games developed by third parties. The Company enters into exclusive or joint operation agreements with developers for licensed mobile game applications. The Company helps to distribute the games on Apple’s App Store, Android platforms and other channels (collectively, “Platforms”).

COST OF SERVICE

Amounts recorded as cost of service relate to direct expenses incurred for operating and publishing mobile games developed by third parties. Cost of service consists primarily of hosting and data center costs, marketing expenses, royalties and channel costs.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB has issued Accounting Standards Update (“ASU”) No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheet, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, the FASB released ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. While aimed at reducing the cost and complexity of the accounting for share-based payments, the amendments are expected to significantly impact net income, EPS, and the statement of cash flows. Implementation and administration may present challenges for companies with significant share-based payment activities. The ASU is effective for public companies in annual periods beginning after December 15, 2016, and interim periods within those years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, the FASB issued ASU No. 2016-11 Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815); Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which is rescinding certain SEC Staff Observer comments that are codified in Topic 605, Revenue Recognition, and Topic 932, Extractive Activities—Oil and Gas, effective upon adoption of Topic 606.  The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, FASB issued ASU No. 2016-12—Revenue from Contracts with Customers (Topic 606); Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis.  The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, to provide guidance on the evaluation of whether a reporting entity is the primary beneficiary of a VIE by amending how a reporting entity, that is a single decision maker of a VIE, treats indirect interests in that entity held through related parties that are under common control. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows: Restricted Cash". The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

NOTE 3 - GOING CONCERN

The Company had a negative working capital of $209,123 as of May 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the shareholder agreed to provide and extend continually their loans to the Company to ensure meeting its liabilities and payables when it falls due. The management of the Company is seeking opportunities to raise additional share capital through various channels including restructuring of business and sourcing debts from third parties, etc.

NOTE 4 - ACCRUAL

Accrual consisted of the following:

	May 31, 2017	February 28, 2017
	(Unaudited)
Accrued audit fee	$19,500	$27,000
Withholding tax	1,640	1,357
	$21,140	$28,357

NOTE 5 - PAID-IN CAPITAL

The Company was established on April 6, 2016 with paid-in capital of $0.1289 (HK$1.00).

On March 23, 2017, the Company issued 999 shares at $0.1288 (HK$1.00). As of May 31, 2017, the aggregated number of issued shares was 1,000 and paid-in capital of $129 (HK$1,000).

As of May 31, 2017, a list of the Company’s stockholders is as follows:

Stockholders’ Name	No. of Shares	Share %

Cheong Chee Ming	400	40%

Cheong Liong Foong	300	30%

Liew Siew Chin	300	30%

	1,000	100%

NOTE 6 - INCOME TAXES

The Company is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. The Company did not earn any income that was derived in Hong Kong for the period from March 1, 2017 to May 31, 2017 and therefore, the Company was not subject to Hong Kong profits tax.

As of May 31, 2017, the Company has a deferred tax asset of nil, resulting from certain net operating losses in Hong Kong. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company concludes that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. As of May 31, 2017, the valuation allowance was $8,392.

	For the three months ended May 31, 2017	For the period from April 6, 2016 (Inception) to May 31, 2016
	(Unaudited)	(Unaudited)
Deferred tax asset from operating losses carry-forwards	$8,392	$3,541
Valuation allowance	(8,392)	(3,541)
Deferred tax asset, net	$-	$-

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating lease

The Company did not have any operating lease as of May 31, 2017.

Legal proceedings

There has been no legal proceeding in which the Company is a party as of May 31, 2017.

NOTE 8 - SUBSEQUENT EVENT

Effective July 13, 2017, FingerMotion, Inc., (the “FNGR”) formerly Property Management Corporation of America entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among FNGR, the Company and certain shareholders of the Company. Pursuant to the Share Exchange Agreement, the FNGR agreed to exchange the outstanding equity stock of the Company held by the Company’s Shareholders for shares of common stock of FNGR. At July 13, 2017, FNGR issued approximately 12,000,000 shares of common stock to the Company’s shareholders. The holders of all of the equity securities of the Company have exchanged their shares into a majority of the shares of the issued and outstanding shares of FNGR’s common stock.